Exhibit 4.09

Execution Copy

LLC GUARANTEE AGREEMENT

LEHMAN BROTHERS HOLDINGS E-CAPITAL LLC I

Dated as of August 19, 2005

CROSS REFERENCE TABLE*

Section of Trust Indenture Act of 1939, as amended	Section of Guarantee Agreement

310(a)	4.1(a)
310(b)	2.8; 4.1(c)
310(c)	Inapplicable
311(a)	2.2(b)
311(b)	2.2(b)
311(c)	Inapplicable
312(a)	2.2(a); 2.9
312(b)	2.2(b); 2.9
312(c)	2.9
313(a)	2.3
313(b)	2.3
313(c)	2.3
313(d)	2.3
314(a)	2.4
314(b)	Inapplicable
314(c)	2.5
314(d)	Inapplicable
314(e)	2.5
314(f)	Inapplicable
315(a)	3.1(d); 3.2(a)
315(b)	2.7(a)
315(c)	3.1(c)
315(d)	3.1(d)
316(a)	2.6; 5.4(a)
316(b)	5.3
316(c)	Inapplicable
317(a)	2.10
317(b)	Inapplicable
318(a)	2.1(b)

*                                         This Cross-Reference Table does not constitute part of the Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

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Table of Contents

ARTICLE I DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions and Interpretation

ARTICLE II TRUST INDENTURE ACT

SECTION 2.1.	Trust Indenture Act; Application
SECTION 2.2.	Lists of Holders of Securities
SECTION 2.3.	Reports by the LLC Guarantee Trustee
SECTION 2.4.	Periodic Reports to LLC Guarantee Trustee
SECTION 2.5.	Evidence of Compliance with Conditions Precedent
SECTION 2.6.	Events of Default; Waiver
SECTION 2.7.	Event of Default; Notice
SECTION 2.8.	Conflicting Interests
SECTION 2.9.	Disclosure of Information
SECTION 2.10.	LLC Guarantee Trustee May File Proofs of Claim

ARTICLE III POWERS, DUTIES AND RIGHTS OF LLC GUARANTEE TRUSTEE

SECTION 3.1.	Powers and Duties of the LLC Guarantee Trustee
SECTION 3.2.	Certain Rights of LLC Guarantee Trustee
SECTION 3.3.	Not Responsible for Recitals or Issuance of LLC Guarantee

ARTICLE IV LLC GUARANTEE TRUSTEE

SECTION 4.1.	LLC Guarantee Trustee; Eligibility
SECTION 4.2.	Appointment, Removal and Resignation of LLC Guarantee Trustee

ARTICLE V GUARANTEE

SECTION 5.1.	Guarantee
SECTION 5.2.	Waiver of Notice and Demand
SECTION 5.3.	Obligations Not Affected
SECTION 5.4.	Rights of Holders
SECTION 5.5.	Guarantee of Payment
SECTION 5.6.	Subrogation
SECTION 5.7.	Independent Obligations

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ARTICLE VI SUBORDINATION

SECTION 6.1.	Ranking

ARTICLE VII TERMINATION

SECTION 7.1.	Termination

ARTICLE VIII INDEMNIFICATION

SECTION 8.1.	Exculpation
SECTION 8.2.	Indemnification

ARTICLE IX MISCELLANEOUS

SECTION 9.1.	Successors and Assigns
SECTION 9.2.	Amendments
SECTION 9.3.	Notices
SECTION 9.4.	Benefit
SECTION 9.5.	Governing Law

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LLC GUARANTEE AGREEMENT

This LLC GUARANTEE AGREEMENT, dated as of August 19, 2005 (the “LLC Guarantee”), is executed and delivered by Lehman Brothers Holdings Inc., a Delaware corporation (the “Guarantor”), and JPMorgan Chase Bank, N.A., as trustee (the “LLC Guarantee Trustee”), for the benefit of the holders from time to time of the LLC Preferred Securities (as defined below).

WHEREAS, pursuant to a Limited Liability Company Agreement (the “LLC Agreement”), dated as of the date hereof, of Lehman Brothers Holdings E-Capital LLC I, a Delaware limited liability company (the “LLC”), the LLC may issue a series of preferred interests in the LLC (the “Original LLC Preferred Securities”) that initially are not registered under the Securities Act of 1933, as amended;

WHEREAS, pursuant to the LLC Agreement, the proceeds received by the LLC from the issuance and sale of the Original LLC Preferred Securities will be invested by the LLC in the Company Debenture and other Affiliate Debt Instruments and Eligible Debt Securities (each as defined in the LLC Agreement);

WHEREAS, the Original LLC Preferred Securities may be exchanged pursuant to the exchange offer contemplated by the Registration Rights Agreement for new securities (the “New LLC Preferred Securities” and together with the Original LLC Preferred Securities, the “LLC Preferred Securities”);

WHEREAS, the Guarantor, as incentive for the Holders (as defined herein) to purchase LLC Preferred Securities, desires hereby irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the purchase by each Holder of LLC Preferred Securities, which purchase the Guarantor hereby agrees shall directly or indirectly provide at least some material benefit to the Guarantor, the Guarantor executes and delivers this LLC Guarantee for the benefit of the Holders.

ARTICLE I
DEFINITIONS AND INTERPRETATION

SECTION 1.1.        Definitions and Interpretation

In this LLC Guarantee, unless the context otherwise requires:

(a)           capitalized terms used in this LLC Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b)           capitalized terms used in this LLC Guarantee but not otherwise defined herein shall have the meanings assigned to them in the LLC Agreement or the Declaration of Trust, as the case may be;

(c)           a term defined anywhere in this LLC Guarantee has the same meaning throughout;

(d)           all references to “the LLC Guarantee” or “this LLC Guarantee” are to this LLC Guarantee as modified, supplemented or amended from time to time;

(e)           all references in this LLC Guarantee to Articles and Sections are to Articles and Sections of this LLC Guarantee, unless otherwise specified;

(f)            unless otherwise defined in this LLC Guarantee, a term defined in the Trust Indenture Act has the same meaning when used in this LLC Guarantee;

(g)           a reference to the singular includes the plural and vice versa and a reference to any masculine form of a term shall include the feminine form of such term, as applicable; and

(h)           the following terms have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Covered Person” means any Holder or beneficial owner of LLC Preferred Securities.

“Declaration of Trust” means the Declaration of Trust by and among Lehman Brothers Holdings Inc., as Sponsor, JPMorgan Chase Bank, N.A., as Property Trustee, Chase Bank USA, National Association, as the Delaware Trustee, and the Regular Trustees named therein, dated as of August 19, 2005, as it may be amended, modified or supplemented from time to time.

“Event of Default” means a default by the Guarantor on any of its payment or other obligations under this LLC Guarantee.

“Guarantee Payments” means the following payments or distributions, without duplication, with respect to the LLC Preferred Securities, to the extent not paid by or on behalf of the LLC: (i) any accumulated and unpaid distributions on such LLC Preferred Securities to the extent the LLC has sufficient funds available therefor at the time, (ii) the Redemption Price with respect to any LLC Preferred Securities called for redemption by the LLC to the extent the LLC has sufficient funds available therefor at the time and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the LLC, the lesser of (a) the Capital Account of the LLC Preferred Securities and (b) the amount of assets of the LLC after satisfaction of all liabilities remaining available for distribution to Holders in dissolution of the LLC (in either case, the “Liquidation Distribution”).

“Holder” means any holder of any LLC Preferred Security, as registered on the books and records of the LLC; provided, however, that in determining whether the holders of the requisite percentage of LLC Preferred Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the LLC Preferred Securities.

“Indemnified Person” means the LLC Guarantee Trustee, any Affiliate of the LLC Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the LLC Guarantee Trustee.

“LLC Guarantee Trustee” means JPMorgan Chase Bank, N.A., until a successor LLC Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this LLC Guarantee and thereafter means each such Successor LLC Guarantee Trustee.

“Majority in Liquidation Amount of the LLC Preferred Securities” means, except as provided in the terms of the LLC Preferred Securities, Holder(s) of outstanding LLC Preferred Securities, voting together as a single class, who are the record owners of more than 50% of the aggregate liquidation amount of all outstanding LLC Preferred Securities.  In determining whether the Holders of the requisite amount of LLC Preferred Securities have voted, LLC Preferred Securities that are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the LLC Preferred Securities shall be disregarded for the purpose of any such determination.

 “Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Authorized Officers of such Person.  Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this LLC Guarantee shall include:

(a)           a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b)           a brief statement of the nature and scope of the examination or investigation undertaken by each officer on behalf of such Person in rendering the Officers’ Certificate;

(c)           a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such officer on behalf of such Person, such condition or covenant has been complied with.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of August 19, 2005 by and among the Guarantor, the Trust and the LLC and Lehman Brothers Inc., Zions Investment Securities, Inc. and SunTrust Capital Markets, Inc., as Initial Purchasers.

“Responsible Officer” means, with respect to the LLC Guarantee Trustee, any officer with direct responsibility for the administration of this LLC Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Successor LLC Guarantee Trustee” means a successor LLC Guarantee Trustee possessing the qualifications to act as LLC Guarantee Trustee under Section 4.1.

“Trust” means Lehman Brothers Holdings E-Capital Trust I, a Delaware statutory trust, formed under the Declaration of Trust.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

ARTICLE II
TRUST INDENTURE ACT

SECTION 2.1.                                          Trust Indenture Act; Application

(a)           This LLC Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this LLC Guarantee and shall, to the extent applicable, be governed by such provisions.

(b)           If and to the extent that any provision of this LLC Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2.                                          Lists of Holders of Securities

(a)           The Guarantor shall provide the LLC Guarantee Trustee within 30 days of receipt by the Guarantor of a written request from the LLC Guarantee Trustee for the names and addresses of the Holders of the LLC Preferred Securities (“List of Holders”) as of a date no more than 15 days before such List of Holders is given to the LLC Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the LLC Guarantee Trustee by the Guarantor.  The LLC Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that the LLC Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b)           The LLC Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3.                                          Reports by the LLC Guarantee Trustee

Within 60 days after May 15 of each year, the LLC Guarantee Trustee shall provide to the Holders of the LLC Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act.  The LLC Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4.                                          Periodic Reports to LLC Guarantee Trustee

The Guarantor shall provide to the LLC Guarantee Trustee such documents, reports and information as required by Section 314(a) of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a) of the Trust Indenture Act.

SECTION 2.5.                                          Evidence of Compliance with Conditions Precedent

The Guarantor shall provide to the LLC Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this LLC Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.  Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers’ Certificate.

SECTION 2.6.                                          Events of Default; Waiver

The Holders of a Majority in Liquidation Amount of the LLC Preferred Securities may, by vote or written consent, on behalf of the Holders of all of the LLC Preferred Securities, waive any past Event of Default and its consequences.  Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this LLC Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7.                                          Event of Default; Notice

(a)           The LLC Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the LLC Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the LLC Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that the LLC Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the LLC Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the LLC Preferred Securities.

(b)           The LLC Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the LLC Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the LLC Guarantee Trustee charged with the administration of the LLC Agreement shall have obtained actual knowledge.

SECTION 2.8.                                          Conflicting Interests

The LLC Agreement shall be deemed to be specifically described in this LLC Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b)(1) of the Trust Indenture Act. Nothing herein shall prevent the LLC Guarantee Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.  In determining whether the LLC Guarantee Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the LLC Preferred Securities or the LLC Guarantee in respect of such LLC Preferred Securities, there shall be excluded (i) all series of securities of any Investment Affiliate issued or issuable under an Indenture, (ii) this LLC Guarantee and the Trust Guarantee and (iii) (A) the LLC Agreement and (B) the Declaration of Trust.

SECTION 2.9.                                          Disclosure of Information

The disclosure of information as to the names and addresses of the Holders of the Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the LLC Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 2.10.                                    LLC Guarantee Trustee May File Proofs of Claim

Upon the occurrence of an Event of Default, the LLC Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the LLC Preferred Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

ARTICLE III
POWERS, DUTIES AND RIGHTS OF
LLC GUARANTEE TRUSTEE

SECTION 3.1.                                          Powers and Duties of the LLC Guarantee Trustee

(a)           This LLC Guarantee shall be held by the LLC Guarantee Trustee for the benefit of the Holders of the LLC Preferred Securities, and the LLC Guarantee Trustee shall not transfer this LLC Guarantee to any Person except a Holder of LLC Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor LLC Guarantee Trustee on acceptance by such Successor LLC Guarantee Trustee of its appointment to act as Successor LLC Guarantee Trustee.  The right, title and interest of the LLC Guarantee Trustee in and to this LLC Guarantee shall automatically vest in any Successor LLC Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyance documents have been executed and delivered pursuant to the appointment of such Successor LLC Guarantee Trustee.

(b)           If an Event of Default actually known to a Responsible Officer of the LLC Guarantee Trustee has occurred and is continuing, the LLC Guarantee Trustee shall enforce this LLC Guarantee for the benefit of the Holders of the LLC Preferred Securities.

(c)           The LLC Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this LLC Guarantee, and no implied covenants shall be read into this LLC Guarantee against the LLC Guarantee Trustee.  In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the LLC Guarantee Trustee, the LLC Guarantee Trustee shall exercise such of the rights and powers vested in it by this LLC Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d)           No provision of this LLC Guarantee shall be construed to relieve the LLC Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)          the duties and obligations of the LLC Guarantee Trustee shall be determined solely by the express provisions of this LLC Guarantee, and the LLC Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this LLC Guarantee, and no implied covenants or obligations shall be read into this LLC Guarantee against the LLC Guarantee Trustee; and

(B)           in the absence of bad faith on the part of the LLC Guarantee Trustee, the LLC Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the LLC Guarantee Trustee and conforming to the requirements of this LLC Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the LLC Guarantee Trustee, the LLC Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this LLC Guarantee;

(ii)           the LLC Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the LLC Guarantee Trustee, unless it shall be proved that the LLC Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

(iii)          the LLC Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the LLC Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the LLC Guarantee Trustee, or exercising any trust or power conferred upon the LLC Guarantee Trustee under this LLC Guarantee; and

(iv)                              no provision of this LLC Guarantee shall require the LLC Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the LLC Guarantee Trustee shall have reasonable grounds for believing that (A) the repayment of such funds or liability is not reasonably assured to it under the terms of this LLC Guarantee or (B) an indemnity, reasonably satisfactory to the LLC Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2.                                          Certain Rights of LLC Guarantee Trustee

(a)                                  Subject to the provisions of Section 3.1 hereof:

(i)                                     The LLC Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(ii)                                  Any direction or act of the Guarantor contemplated by this LLC Guarantee shall be sufficiently evidenced by an Officers’ Certificate.

(iii)                               Whenever, in the administration of this LLC Guarantee, the LLC Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the LLC Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

(iv)                              The LLC Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

(v)                                 The LLC Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.  Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees.  The LLC Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this LLC Guarantee from any court of competent jurisdiction.

(vi)                              The LLC Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this LLC Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the LLC Guarantee Trustee such security and indemnity, reasonably satisfactory to the LLC Guarantee Trustee, against the costs, expenses (including attorneys’ fees and expenses and the expenses of the LLC Guarantee Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the LLC Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the LLC Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this LLC Guarantee.

(vii)                           The LLC Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the LLC Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(viii)                        The LLC Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the LLC Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(ix)                                Any action taken by the LLC Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the LLC Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action.  No third party shall be required to inquire as to the authority of the LLC Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this LLC Guarantee, both of which shall be conclusively evidenced by the LLC Guarantee Trustee or its agent taking such action.

(x)                                   Whenever in the administration of this LLC Guarantee the LLC Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the LLC Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the LLC Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

(b)                                 No provision of this LLC Guarantee shall be deemed to impose any duty or obligation on the LLC Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the LLC Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation.  No permissive power or authority available to the LLC Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.                                          Not Responsible for Recitals or Issuance of LLC Guarantee

The recitals contained in this LLC Guarantee shall be taken as the statements of the Guarantor, and the LLC Guarantee Trustee does not assume any responsibility for their correctness.  The LLC Guarantee Trustee makes no representations as to the validity or sufficiency of this LLC Guarantee.

ARTICLE IV
LLC GUARANTEE TRUSTEE

SECTION 4.1.                                          LLC Guarantee Trustee; Eligibility

(a)                                  There shall be at all times a LLC Guarantee Trustee which shall:

(i)                                     not be an Affiliate of the Guarantor; and

(ii)                                  be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)                                 If at any time the LLC Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the LLC Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

(c)                                  If the LLC Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the LLC Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2.                                          Appointment, Removal and Resignation of LLC Guarantee Trustee

(a)                                  Subject to Section 4.2(b), unless an Event of Default shall have occurred and be continuing, the LLC Guarantee Trustee may be appointed or removed with or without cause at any time by the Guarantor.

(b)                                 The LLC Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor LLC Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor LLC Guarantee Trustee and delivered to the Guarantor.

(c)                                  The LLC Guarantee Trustee appointed to office shall hold office until a Successor LLC Guarantee Trustee shall have been appointed or until its removal or resignation.  The LLC Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the LLC Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor LLC Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor LLC Guarantee Trustee and delivered to the Guarantor and the resigning LLC Guarantee Trustee.

(d)                                 If no Successor LLC Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the removed or resigning LLC Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor LLC Guarantee Trustee.  Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor LLC Guarantee Trustee.

(e)                                  No LLC Guarantee Trustee shall be liable for the acts or omissions to act of any Successor LLC Guarantee Trustee.

(f)                                    Upon termination of this LLC Guarantee or removal or resignation of the LLC Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the LLC Guarantee Trustee all amounts owing for fees and reimbursement of expenses that have accrued to the date of such termination, removal or resignation.

ARTICLE V
GUARANTEE

SECTION 5.1.                                          Guarantee

The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the LLC), if, as and when due, regardless of any defense, right of set-off or counterclaim that the LLC may have or assert.  The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the LLC to pay such amounts to the Holders.

SECTION 5.2.                                          Waiver of Notice and Demand

The Guarantor hereby waives notice of acceptance of this LLC Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the LLC or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3.                                          Obligations Not Affected

The obligations, covenants, agreements and duties of the Guarantor under this LLC Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding LLC Preferred Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of, the Guarantor:

(a)                                  the release or waiver, by operation of law or otherwise, of the performance or observance by the LLC of any express or implied agreement, covenant, term or condition relating to the LLC Preferred Securities to be performed or observed by the LLC;

(b)                                 the extension of time for the payment by the LLC of all or any portion of the Non-Compounded Distributions, Redemption Price, Preferred Accrual Amount, Liquidation Distributions or any other sums payable under the terms of the LLC Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the LLC Preferred Securities (other than an extension of time for payment of Non-Compounded Distributions, Redemption Price, Preferred Accrual Amount, Liquidation Distribution or other sum payable that results from the extension of any (i) time for the payment of any distribution on the LLC Preferred Securities or any redemption or liquidation of the LLC Preferred Securities permitted by the LLC Agreement or (ii) any interest payment period on any Affiliate Debt Instruments or any change to the maturity date of any Affiliate Debt Instruments permitted by any applicable Indenture);

(c)                                  any failure, omission, delay or lack of diligence on the part of the Special Representative or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Special Representative or the Holders pursuant to the terms of the LLC Preferred Securities, or any action on the part of the LLC granting indulgence or extension of any kind;

(d)                                 the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting the LLC or any of the assets of the LLC;

(e)                                  any invalidity of, or defect or deficiency in, the LLC Preferred Securities;

(f)                                    the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(g)                                 any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the LLC Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing.

No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

SECTION 5.4.                                          Rights of Holders

(a)                                  The Holders of a Majority in Liquidation Amount of the LLC Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the LLC Guarantee Trustee in respect of this LLC Guarantee or to direct the exercise of any trust or power conferred upon the LLC Guarantee Trustee under this LLC Guarantee.

(b)                                 If the LLC Guarantee Trustee fails to enforce this LLC Guarantee, then any Holder of LLC Preferred Securities may, subject to the subordination provisions of Section 6.1, institute a legal proceeding directly against the Guarantor to enforce the LLC Guarantee Trustee’s rights under this LLC Guarantee, without first instituting a legal proceeding against the LLC, the LLC Guarantee Trustee or any other Person or entity.  In addition, if the Guarantor has failed to make a Guarantee Payment, a Holder of LLC Preferred Securities may, subject to the subordination provisions of Section 6.1, directly institute a proceeding against the Guarantor for enforcement of the LLC Guarantee for such payment to such Holder.  The Guarantor hereby waives any right or remedy to require that any action on this LLC Guarantee be brought first against the LLC or any other Person or entity before proceeding directly against the Guarantor.

SECTION 5.5.                                          Guarantee of Payment

This LLC Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6.                                          Subrogation

The Guarantor shall be subrogated to all (if any) rights of the Holders of LLC Preferred Securities against the LLC in respect of any amounts paid to such Holders by the Guarantor under this LLC Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this LLC Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this LLC Guarantee.  If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the LLC Guarantee Trustee for the benefit of the Holders.

SECTION 5.7.                                          Independent Obligations

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the LLC with respect to the LLC Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this LLC Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.

ARTICLE VI
SUBORDINATION

SECTION 6.1.                                          Ranking

This LLC Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) on a parity with the most senior preferred securities or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of such senior preferred securities or preference stock of any Affiliate of the Guarantor and (iii) senior to the Guarantor’s common stock.

ARTICLE VII
TERMINATION

SECTION 7.1.                                          Termination

This LLC Guarantee shall terminate upon (i) full payment of the Redemption Price of all LLC Preferred Securities or (ii) full payment of the amounts payable in accordance with the LLC Agreement upon liquidation of the LLC.  Notwithstanding the foregoing, this LLC Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of LLC Preferred Securities must restore payment of any sums paid under any LLC Preferred Securities or this LLC Guarantee, except to the extent any Holder must restore amounts wrongfully distributed by the LLC, as required by the Delaware Limited Liability Company Act.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.1.                                          Exculpation

(a)                                  No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this LLC Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this LLC Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions.

(b)                                 An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of LLC Preferred Securities might properly be paid.

SECTION 8.2.                                          Indemnification

The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this LLC Guarantee.

ARTICLE IX
MISCELLANEOUS

SECTION 9.1.                                          Successors and Assigns

All guarantees and agreements contained in this LLC Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the LLC Preferred Securities then outstanding.

SECTION 9.2.                                          Amendments

Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this LLC Guarantee may not be amended without the prior approval of the Holders of a Majority in Liquidation Amount of the LLC Preferred Securities (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined).  The provisions of Article XVII of the LLC Agreement with respect to meetings of Holders of the securities of the LLC apply to the giving of such approval.

SECTION 9.3.                                          Notices

All notices provided for in this LLC Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

(a)                                  If given to the LLC Guarantee Trustee, at the LLC Guarantee Trustee’s mailing address set forth below (or such other address as the LLC Guarantee Trustee may give notice of to the Guarantor and the Holders of the LLC Preferred Securities):

JPMorgan Chase Bank, N.A.

4 New York Plaza

15th Floor

New York, New York 10004

Attention:  Worldwide Securities Services

Facsimile: (212) 623-6274

(b)                                 If given to the Guarantor, at the Guarantor’s mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the LLC Preferred Securities):

Lehman Brothers Holdings Inc.

1301 Avenue of the Americas
New York, New York 10019
Attention: Corporate Counsel

Facsimile:  (212) 526-0339

(c)                                  If given to any Holder of LLC Preferred Securities, at the address set forth on the books and records of the LLC.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4.                                          Benefit

This LLC Guarantee is solely for the benefit of the Holders of the LLC Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the LLC Preferred Securities.

SECTION 9.5.                                          Governing Law

THIS LLC GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THIS LLC GUARANTEE is executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC., as Guarantor

By:	/s/ Barrett S. DiPaolo
	Name:	Barrett S. DiPaolo
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as LLC Guarantee Trustee

By:	/s/ Tai Bill Lee
Name: Tai Bill Lee
Title: Vice President